UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 28, 2005

AMERICAN TOWER CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-14195	65-0723837
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

116 Huntington Avenue

Boston, Massachusetts 02116

(Address of Principal Executive Offices) (Zip Code)

(617) 375-7500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Retention and Completion Bonus Program

As previously disclosed in a Current Report on Form 8-K filed May 4, 2005, on May 3, 2005, American Tower Corporation (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with SpectraSite, Inc. (“SpectraSite”) providing for, among other things, the merger of SpectraSite with a wholly owned subsidiary of the Company (the “Merger”).

On June 15, 2005, the Company filed a Registration Statement on Form S-4 (File No. 333-125328) containing the final Joint Proxy Statement/Prospectus (the “Prospectus”) for the Merger. As set forth in the Prospectus, the Compensation Committee of the Company’s Board of Directors has been in the process of establishing terms for a retention and completion bonus program (the “Program”) for certain of the Company’s executive officers in connection with the Merger. On June 23, 2005, the Compensation Committee approved the Program.

The Program provides for, subject to consummation of the Merger, increased base salaries and one-time special bonuses for certain employees, including the named executive officers set forth below. As annual bonus payments are based in part on base salary, an increase in base salary would also result in an increase in target annual cash bonus potential for these executive officers. The Company’s President and Chief Executive Officer, James D. Taiclet, Jr., is not eligible for participation in the Program.

The following information updates the information contained in Exhibit 10 to the Company’s Quarterly Report on Form 10-Q filed May 10, 2005, with respect to 2005 base salary and cash bonus incentives with named executive officers:

Name	Current Base Salary	Base Salary (if Merger is consummated)	Target Annual Cash Bonus Potential (percent of Base Salary)	Merger Completion Bonus (if Merger is consummated)
James D. Taiclet, Jr. Chairman of the Board, President and Chief Executive Officer	$726,000	$726,000	50%	—
Bradley E. Singer Chief Financial Officer and Treasurer	$520,000	600,000	50%	$300,000
J. Michael Gearon, Jr. President, American Tower International and Vice Chairman, American Tower Corporation	$429,000	475,000	50%	—
Steven J. Moskowitz Executive Vice President and President, U.S. Tower Division	$429,000	475,000	50%	$475,000 and an option to purchase 100,000 shares of Class A common stock*
William H. Hess Executive Vice President, General Counsel and Secretary	$312,000	400,000	50%	$200,000

*	If the Merger is consummated, Mr. Moskowitz will be granted an option pursuant to the Company’s 1997 Stock Option Plan, as amended, to purchase 100,000 shares of the Company’s Class A common stock with an exercise price equal to the fair market value of the Company’s Class A common stock on the date of the consummation of the Merger. This option will be exercisable in 50% cumulative annual increments, commencing one year from the date of the consummation of the Merger, and will have a ten year life. Unless Mr. Moskowitz is terminated for cause, the option shall remain exercisable for the life of the option.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN TOWER CORPORATION (Registrant)

Date: June 28, 2005	By:	/s/ BRADLEY E. SINGER
Bradley E. Singer Chief Financial Officer and Treasurer